EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of Sona Mobile Holdings Corp. and Subsidiaries (the ‘‘Company’’) of our report dated March 16, 2007 for the years ended December 31, 2005 and 2006 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the ability of the Company to continue as a going concern) and to the reference to our firm under the caption ‘‘Experts’’ in the Registration Statement.

/s/ Horwath Orenstein
Toronto, Canada April 2, 2007	Chartered Accountants Licensed Public Accountants